Exhibit 11
                         THERMO BIOANALYSIS CORPORATION

                        Computation of Earnings per Share

                                                    Three Months Ended
                                              -------------------------------
                                              September 27,     September 28,
                                                       1997              1996
   --------------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                               $ 2,161,000       $   787,000
                                                -----------       -----------
   Shares:
     Weighted average shares outstanding          9,772,100         8,200,401

     Add: Shares issuable for acquisition of
          the Biosystems Group of LSI             1,300,000                 -

          Shares issuable from assumed exercise
          of options (as determined by the
          application of the treasury
          stock method)                                   -                 -
                                                -----------       -----------
     Weighted average shares outstanding,
       as adjusted (b)                           11,072,100         8,200,401
                                                -----------       -----------
   Primary Earnings per Share (a) / (b)         $       .20       $       .10
                                                ===========       ===========
   Computation of Fully Diluted Earnings
     per Share:

   Income:
     Net income                                 $ 2,161,000       $   787,000
     Add: Convertible debt interest, net of tax     390,000                 -
                                                -----------       -----------
     Income applicable to common stock
       assuming full dilution (c)               $ 2,551,000       $   787,000
                                                -----------       -----------
   Shares:
     Weighted average shares outstanding          9,772,100         8,200,401

     Add: Shares issuable for acquisition of
          the Biosystems Group of LSI             1,300,000                 -
          Shares issuable from assumed
          conversion of convertible note          3,030,303                 -

          Shares issuable from assumed exercise
          of options (as determined by the
          application of the treasury stock
          method)                                   156,601                 -
                                                -----------       -----------
     Weighted average shares outstanding,
       as adjusted (d)                           14,259,004         8,200,401
                                                -----------       -----------
   Fully Diluted Earnings per Share (c) / (d)   $       .18       $       .10
                                                ===========       ===========
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                                                                    Exhibit 11
                         THERMO BIOANALYSIS CORPORATION

                  Computation of Earnings per Share (continued)

                                                    Nine Months Ended
                                              ------------------------------
                                              September 27,   September 28,
                                                       1997            1996
   -------------------------------------------------------------------------
   Computation of Primary Earnings (Loss)
     per Share:
   Net Income (Loss) (a)                        $ 5,714,000     $(1,896,000)
                                                -----------     -----------
   Shares:
     Weighted average shares outstanding          9,771,731       8,134,467

     Add: Shares issuable for acquisition of
          the Biosystems Group of LSI               952,381               -

          Shares issuable from assumed exercise
          of options (as determined by the
          application of the treasury
          stock method)                                   -          78,300
                                                -----------     -----------
     Weighted average shares outstanding,
       as adjusted (b)                           10,724,112       8,212,767
                                                -----------     -----------
   Primary Earnings (Loss) per Share (a) / (b)  $       .53     $      (.23)
                                                ===========     ===========
   Computation of Fully Diluted Earnings (Loss)
     per Share:
   Income:
     Net income (loss)                          $ 5,714,000     $(1,896,000)

     Add: Convertible debt interest, net of tax   1,170,000               -
                                                -----------     -----------
     Income (loss) applicable to common stock
       assuming full dilution (c)               $ 6,884,000     $(1,896,000)
                                                -----------     -----------
   Shares:
     Weighted average shares outstanding          9,771,731       8,134,467
     Add: Shares issuable for acquisition of
          the Biosystems Group of LSI               952,381               -

          Shares issuable from assumed
          conversion of convertible note          3,030,303               -

          Shares issuable from assumed
          exercise of options (as determined
          by the application of the treasury
          stock method)                             156,601          78,300
                                                -----------     -----------
     Weighted average shares outstanding, as
       adjusted (d)                              13,911,016       8,212,767
                                                -----------     -----------
   Fully Diluted Earnings (Loss) per
     Share (c) / (d)                            $       .49     $      (.23)
                                                ===========     ===========